UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2025

Rocket Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36829	04-3475813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Cedarbrook Drive, Cranbury, NJ	08512
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 440-9100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	RCKT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2025, Naveen Yalamanchi resigned from the Board of Directors (the “Board”) of Rocket Pharmaceuticals, Inc. (the “Company”), effectively immediately.  Mr. Yalamanchi’s decision to resign from the Board did not involve any disagreement on any matter relating to the Company’s operations, policies or practices.

On January 25, 2025, the Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Piratip Pratumsuwan to the Board, effective January 27, 2025.

Pursuant to the Company’s non-employee director compensation policy, the Board granted Mr. Pratumsuwan options to purchase $360,000 (the “First Option Grant”) and $155,000 of (the “Second Option Grant”) shares of the Company’s common stock, respectively, at an exercise price equal to the closing market price per share of the Company’s common stock on the Nasdaq Global Market on the date of grant. The First Option Grant will vest in equal monthly installments over a three-year period, and the Second Option Grant will fully vest on the first anniversary of the date of grant, in each case subject to Mr. Pratumsuwan’s continued service on the Board.

Mr. Pratumsuwan, age 33, brings over a decade of experience in healthcare investment and research. As Managing Director, Research Analyst at RTW Investments, a healthcare-focused investment firm, he has been integral to guiding the firm’s investment strategy since joining in 2014 directly from academia. Mr. Pratumsuwan specializes in researching transformative technologies, with a particular focus on gene therapy and gene editing. He leads RTW Investments’ comprehensive efforts in these fields, which encompass investments in both public and private companies as well as within academic institutions. Mr. Pratumsuwan holds an M.A. in Biotechnology from Columbia University and a B.S. in Biochemistry from McGill University.

There are no arrangements or understandings between Mr. Pratumsuwan and any other person pursuant to which Mr. Pratumsuwan was appointed as a member of the Board. There are no family relationships between Mr. Pratumsuwan, on the one hand, and any director, executive officer or any other person nominated or chosen by the Company to become a director or executive officer, on the other. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Pratumsuwan, on the one hand, and the Company, on the other.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2025	Rocket Pharmaceuticals, Inc.

	By:	/s/ Gaurav Shah, MD
	Name:	Gaurav Shah, MD
	Title:	Chief Executive Officer